As filed with the Securities and Exchange Commission on January 14, 1998.
                            Registration No.  33-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                            TOPS APPLIANCE CITY, INC.
          (exact name of registrant as specified in its charter)

New Jersey                5731                           22-3174554
(State or other     (Primary Standard                    (I.R.S. Employer
jurisidiction of     Industrial Classi-                  Identification No.)
incorporation or     fication Code Number)
organization)
                             45 Brunswick Avenue
                          Edison, New Jersey 08818
                                 (732) 248-2850
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                ROBERT G. GROSS
                       Chairman and Chief Executive Officer
                             Tops Appliance City, Inc.
                               45 Brunswick Avenue
                             Edison, New Jersey 08818
                                 (732) 248-2850
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                              W. RAYMOND FELTON, ESQ.
               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus One
                               Post Office Box 5600
                           Woodbridge, New Jersey  07095
                                 (732) 549-5600


 Approximate date of commencement of proposed sale to the public: soon as practicable after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
--- ---

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. --- |X| ---

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ---
                                                        ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ---
                        ---

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ---
                                 ---

                             CALCULATION OF REGISTRATION FEE



                                                Proposed                    Proposed
                                                Maximum                     Maximum
                                Amount          Offering      Aggregate     Amount of
Title of each Class of          to be           Price per     Offering      Registration
Securities to be Registered     Registered      Share (1)     Price         Fee
6-1/2% Convertible Subordinated
  Debentures Due 2003........   $7,687,500      100%         $7,687,500     $2,329.32
Common Stock, no par value
  per share (2)..............    4,392,857        -               -             -


(1)   Estimated solely for the purpose of calculating the registration fee.
(2) Such number represents the number of shares of Common Stock as are initially issuable upon conversion of the 6-1/2% Convertible Subordinated Debentures Due 2003 registered hereby.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       TOPS APPLIANCE CITY, INC.
                         Cross Reference Sheet

         Form S-3 Item No. and Caption                                          Prospectus Caption


1.       Forepart of the Registration Statement
         and Outside Front Cover Page of
         Prospectus...........................                                  Outside Front Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus..................                                  Inside Front Cover;
                                                                                Outside Back Cover Page

3.       Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges...                                  Offering Summary;
                                                                                The Company; the Exchange; Risk
                                                                                Factors

4.       Use of Proceeds......................                                  Use of Proceeds

5.       Determination of Offering Price......                                  Not Applicable

6.       Dilution.............................                                  Not Applicable

7.       Selling Security Holders.............                                  Exchanging Security Holders

8.       Plan of Distribution.................                                  Outside Front Cover Page;
                                                                                Plan of Distribution

9.       Description of Securities
         to be Registered.....................                                  The Debentures

10.      Interest of Named Experts and Counsel                                  Not Applicable

11.      Material Changes.....................                                  Not Applicable

12.      Incorporation of Certain Information
         by Reference.........................                                  Incorporation of Certain
                                                                                Documents by Reference

13.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..........................                                  Not Applicable


                  SUBJECT TO COMPLETION, DATED JANUARY 14, 1998


PROSPECTUS

                                                 $7,687,500

                            TOPS APPLIANCE CITY, INC.

               6 1/2% Convertible Subordinated Debentures due 2003
                  (Interest Payable February 28 and August 31)

                        4,392,857 SHARES OF COMMON STOCK




     This Prospectus relates to (a) $7,687,500 aggregate principal amount of the Company's 6-1/2% Convertible Subordinated Debentures due 2003 issued on September 1, 1997 (the "Debenture Offering") and (b) 4,392,857 shares of Common Stock, no par value per share, of the Company (the "Shares"), issuable upon the exercise of the conversion right provided by the Debentures.

     The Debentures and the Shares that are being registered hereby are to be offered for the account of the holders thereof.

The Debentures are convertible into Common Stock of the Company after February 28, 1999 at a conversion price of $1.75 per share (equivalent to 571.42857 shares per $1,000 principal amount of Debentures). On January 13, 1998 the last reported sale price of the Common Stock of the Company on the NASDAQ National Market System (where it trades under the symbol
TOPS) was $1-1/8 per share.

The Debentures are redeemable at the option of the holder upon a Change in Control (as defined in the Indenture), subject to certain conditions, at 101% of the principal amount thereof plus accrued interest, and under certain other circumstances. The Debentures are unsecured obligations of the Company and subordinate in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company. At January 13, 1998, the aggregate amount of Senior Indebtedness of the Company was approximately $25,354,476. The Debentures will rank pari passu with the 6 1/2% Convertible Subordinated
Debentures due 2003 issued on November 30, 1993 in respect of payment of principal and interest.

The Debentures are traded
in the Private Offering, Resales and Trading through the Automated Linkages ("PORTAL") Market. The Company does not intend to list the Debentures on any national securities exchange. It may be unlikely that a secondary market in the Debentures themselves (as opposed to the Shares) will develop.

     See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the Debentures.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Debentures and the Shares are being registered to permit secondary trading of the Debentures and, upon conversion, the Shares, by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expense (other than underwriting discounts, selling commissions and fees and the expenses of counsel and other advisors to holders of the Debentures or the Shares) in connection with the registration and sale of the Debentures and the Shares covered by this Prospectus.

     The Company anticipates that holders of Shares may sell all or a portion of the Shares from time to time on the NASDAQ National Market System, and may sell Debentures or Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or the over-the-counter market, as appropriate, at the times of such sales. Holders of Debentures or Shares may also make private sales directly or through such broker or brokers. Brokers participating in such transactions will receive customary brokerage commissions from sellers of Debentures or Shares. In effecting sales, brokers or dealers engaged by holders of Debentures or Shares may arrange for other brokers or dealers to participate. In connection with such sales, holders of Debentures or Shares and brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.
The date of this Prospectus is January __, 1998.

     No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debentures or the Shares into which the Debentures may be converted to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

AVAILABLE  INFORMATION

     Tops Appliance City, Inc. (the "Company") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address for such site is http://www.sec.gov. The Company's Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

     The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

                INCORPORATION  OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) The Company's Proxy Statement for its Annual Meeting of Stockholders held on May 23, 1997.

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 1997, July 1, 1997 and September 30, 1997.

     (d) The Company's  Current  Reports on Form 8-K dated (i) January 20, 1997,
(ii) August 26, 1997, (iii) September 4, 1997, (iv) September 4, 1997 and (v) December 29, 1997.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on June 3, 1992, as amended (Registration No. 33-48326).

     (f) The description of the Company's 6-1/2% Convertible Subordinated Debentures due 2003 and the section entitled "ERISA Considerations" contained in the Company's Registration Statement on Form S-3 filed on February 10, 1994, as amended (Registration No. 33-75110).

     (g) All documents subsequently filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

 Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

 The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                           TOPS APPLIANCE CITY, INC.
                              45 Brunswick Avenue
                            Edison, New Jersey 08818
                           Attention: Robert G. Gross
                     Chairman and Chief Executive Officer
                                 (732) 248-2850

                                OFFERING SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing, and the financial statements incorporated by reference, elsewhere in this Prospectus.

                                  THE COMPANY

     Tops Appliance City, Inc. ("Tops" or the "Company") is a leading retailer of home appliances and consumer electronics in New Jersey and New York, serving a customer base within the Greater New York Metropolitan Area. The Company operates seven retail megastores, ranging in size from 43,000 to 120,000 square feet, in heavily populated areas in New Jersey and in New York. The Company also operates a commercial division, selling to small independent retailers, builders and landlords, corporate buying groups and clubs and others. Tops' stores display a broad selection of high quality, nationally recognized brand names in each of its product categories. The Company's primary products include major appliances (such as refrigerators, washers and dryers), televisions, VCRs, camcorders, air-conditioners, consumer electronics, audio equipment, personal computers, small electronic appliances, vacuum cleaners, seasonal goods, home fitness products, housewares, related accessories and extended service contracts.

                                  THE EXCHANGE

     Pursuant to a Debenture Exchange Agreement, dated as of August 20, 1997, between the Company and BEA Associates, a New York partnership, as agent for certain holders of the Company's 6-1/2% Convertible Subordinated Debentures due 2003 (the "Old Debentures") issued on November 30, 1993, the Company exchanged $7,687,500 of the Debentures registered hereunder for $15,375,000 of Old Debentures.

                                  DEFINITIONS

     Capitalized terms not defined herein have the respective meanings assigned to such terms in the 1994 Registration Statement.

                                  THE OFFERING



Securities Offered.............                               $7,687,500 principal amount of
                                                              6-/2% Convertible Subordinated
                                                              Debentures due 2003 of the
                                                              Company

Interest Payment Dates.........                               6-1/2% per annum payable semi-
                                                              annually on February 28 and
                                                              August 31, commencing February
                                                              28, 1998

Conversion Rights..............                               The Debentures are convertible
                                                              into Shares after February 28,
                                                              1999 at a conversion price of
                                                              $1.75 per share.  Accordingly,
                                                              each $1,000 principal amount of
                                                              Debentures is convertible into
                                                              571.42857 shares of the
                                                              Company's common stock, subject
                                                              to adjustment, or an aggregate
                                                              of 4,392,857 shares,
                                                              representing approximately 34%
                                                              of the common stock on a fully
                                                              diluted basis.

Redemption at the Option of
  the Holder..................                                If a Redemption Event occurs,
                                                              subject to certain conditions,
                                                              each holder shall have the
                                                              right, at the holder's option,
                                                              to require the Company to
                                                              purchase all or any part of
                                                              such holder's Debentures at
                                                              101% of the principal amount
                                                              thereof plus accrued interest.

Change of Control.............                                Upon a Change of Control, the
                                                              Company will be required to
                                                              make an offer to purchase the
                                                              aggregate principal amount of
                                                              the Debentures then outstanding
                                                              at 101% of the principal amount
                                                              thereof, plus accrued interest
                                                              to the date of purchase.

Subordination.................                                The Debentures are subordinate
                                                              in right of payment to all
                                                              existing and future Senior
                                                              Indebtedness.  The Debentures
                                                              do not limit or restrict the
                                                              Company's ability to incur any
                                                              additional Indebtedness.


Use of Proceeds...............                                The Debentures and, upon
                                                              conversion of the Debentures,
                                                              the Shares, are not owned by
                                                              the Company; accordingly, the
                                                              Company will receive none of
                                                              the proceeds from the sale
                                                              thereof.

ERISA Considerations..........                                The Debentures may be sold or
                                                              transferred to employee benefit
                                                              plans only under certain
                                                              circumstances.  See "ERISA
                                                              Considerations" as contained in
                                                              the Company's Registration
                                                              Statement on Form S-3 filed on
                                                              February 10, 1994, as amended,
                                                              (Registration Statement No. 33-
                                                              75110).  In addition, transfers
                                                              of the Debentures are subject
                                                              to certain restrictions.

NASDAQ National Market
  System Symbol...............                                TOPS


                                  RISK FACTORS


         Certain Investment Considerations

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Debentures offered by this Prospectus.

Future Growth

     The Company's sales growth during the last five years has resulted principally from new store openings and, to a lesser extent, from increases in comparable store sales. The continued openings of new stores will depend upon the Company's ability to identify and finance new locations on acceptable terms and to hire appropriate store personnel. The Company believes that increases in comparable store sales are dependent upon the effectiveness of the Company's merchandising and marketing strategies. There can be no assurances that the Company will be able to open or operate new stores on a timely or profitable basis or that comparable store sales will increase in the future.

Control by Current Shareholders

     Leslie S. Turchin, a Director of the Company, owns 2,538,337 shares of Common Stock, constituting approximately 34.8% of the Company's outstanding Common Stock, and the Westinghouse Pension Plan owns 2,539,000 shares of Common Stock, constituting approximately 34.8% of the Company's outstanding Common Stock. As a result, these two shareholders are able to control the election of the Company's Board of Directors and thereby direct the policies of the Company. The Common Stock does not have cumulative voting rights.

Competition

     The Company operates in a highly competitive marketplace. The Company faces competition for customers from specialty and traditional department stores, other retailers and, in some product lines, warehouse clubs. Some of these competitors are units of large or regional chains that may have greater financial and other resources than the Company. If any of the Company's major competitors seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices and thereby reduce its gross margins and profitability. In addition, as the Company expands outside its traditional geographic region, its success will depend in part on its ability to gain market share from established competitors. One of the Company's leading competitors, The Wiz, Inc., recently filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code.

Seasonality and General Economic Conditions

     The Company's business is affected to a certain extent by a pattern of seasonality. Historically, the Company's sales have been greater in the fourth quarter, which includes the Christmas selling season, than in any other quarter. The Company also generally experiences an increase in sales during May through August due to air conditioner sales, and the timing and amount of the increase are largely dependent upon weather conditions. The Company's sales are also generally lowest in the first quarter. The Company experienced net losses in fiscal years 1995 and 1996. Similar to other retail businesses, the Company's operations may be affected adversely by unfavorable local, regional or national economic developments which result in reduced consumer spending in the markets served by its stores. If the Company's sales were to be substantially below those normally experienced during the summer months or during the Christmas selling season, the Company's operating results would be affected in an adverse and disproportionate manner.

Extended Service Contracts

     Approximately 4.5% to 5% of the Company's net sales and service revenues in each of the past five years consist of revenues earned from the sale of extended service contracts. The Company's gross margins with respect to such sales exceed the Company's gross margins from the sale of products. Unlike many of its competitors, the Company sells these contracts on a non-recourse basis to a third party administrator that is required to maintain insurance to guarantee the performance under the Company's extended service contracts program. As a result of their contribution to profitability, a reduction in the Company's revenues from extended service contracts could have a disproportionate effect on the Company's operating results.

Certain Anti-Takeover Effects

     The Company's Certificate of Incorporation and By-Laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that shareholders might consider in their best interests. These provisions include a classified Board of Directors consisting of three classes as nearly equal in number as possible, Board of Directors' authorization to issue up to 20,000,000 shares of preferred stock in one or more series with such rights, obligations and preferences as the Board of Directors may provide, a provision under which only the Board of Directors may call meetings of shareholders, and certain advance notice procedures for nominating candidates for election to the Board of Directors.

Absence of Public Market

     There is no existing market for the Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Debentures. Future trading prices of the Debentures will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, the price of the Company's Common Stock and the market for similar securities. The Debentures are traded in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange.

Subordination

     The Debentures are subordinate in right of payment to all Senior Indebtedness of the Company. At January 13, 1998, the Company's outstanding Senior Indebtedness was approximately $25,354,476. By reason of such subordination of the Debentures, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or upon a default in payment with respect to any indebtedness of the Company or an event of default with respect to such indebtedness resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Debentures only after all Senior Indebtedness of the Company has been paid in full.

Going Concern Status

     In the Company's annual report (Form 10-K) for the year ended December 31, 1996, the report of the Company's independent accountants, Ernst & Young LLP, contained therein, contained an explanatory paragraph with respect to the uncertainty of the Company's ability to continue as a going concern.

                    Consolidated Ratio of Earnings to Fixed Charges

                                                             Nine Months Ended
           Year Ended 31                            September 30, 1997
1992      1993      1994      1995     1996
2.1       2.8       0.7       0.5      (1.4)                        0.1




                                   THE DEBENTURES

     The Company has incorporated the description of the 6-1/2% Convertible Subordinated Debentures due 2003 contained in the Company's Registration Statement on Form S-3 filed on February 10, 1994, as amended (Registration No. 33-75110) (the "1994 Registration Statement"). The description contained therein is accurate in all material respects except for the following:

     1. The price at which the Debentures may be converted into Shares is $1.75 per share. Any such conversion may not occur prior to February 28, 1999.

     2. Upon conversion of Debentures into Shares, in the event that BEA Associates, a New York partnership ("BEA"), owns, beneficially or otherwise, in excess of 12.5% or 25%, respectively, of the outstanding common stock of the Company, BEA shall have the right to designate one or two directors of the Company, as the case may be.

     3. The Debentures have not been issued under the Indenture (as such term is defined in the 1994 Registration Statement). However, all terms of the Indenture apply to the Debentures except that the trustee under the Indenture shall have no authority, power or obligation with respect to the Debentures and no registrar or paying agent shall exist with respect to the Debentures.

     4. The Debentures rank pari passu with the debentures registered under the 1994 Registration Statement in respect of the payment of principal and interest.

     5. The Company has no right to effect an optional redemption of the Debentures.

     6. In the event that a third party offers to purchase all of the common stock of the Company or the securities of the Company held by BEA, beneficially or otherwise, at a price in excess of $1.75 per share and the Company's board of directors rejects such an offer, BEA has the right to convert any Debentures which it then holds, beneficially or otherwise, and sell all of the common stock of the Company which it then holds, beneficially or otherwise, to such third party; provided, however, that the Company has thirty (30) days prior to the sale of any such common stock to such third party to purchase such common stock from BEA upon the same terms and conditions as are offered to BEA.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of the Debentures nor will it receive any proceeds from the conversion of the Debentures to Shares.




                           EXCHANGING SECURITY HOLDERS

     The Debentures are being registered pursuant to the terms of a certain Debenture Exchange Agreement between the Company and BEA Associates, a New York partnership, as agent for certain holders (the "Bond Holders") of certain of the Company's outstanding 6-1/2% Convertible Subordinated Debentures due 2003 (the "Converted Bonds"), dated as of August 20, 1997. None of the Bond Holders has ever held any position or office with the Company or has had any other material relationship with the Company. The following table sets forth certain information with respect to the beneficial ownership of the Converted Bonds by the Bond Holders:





Name of Bond Holder                       Beneficial Ownership      Beneficial Ownership
                                          of Converted Bonds        of Debentures
                                          Prior to Exchange         After Exchange


Hard & Co. ...........................           $  125,000           $   62,500

Hare & Co. ...........................            4,860,000            2,430,000

Beamrope & Co. .......................              150,000               75,000

BOVA .................................            1,350,000              675,000

Atwell & Co. .........................              375,000              187,500

Rush & Co. ...........................              380,000              190,000

Morgan Stanley .......................            4,205,000            2,102,500

Grady & Co. ..........................              190,000               95,000

Deepnet & Co. ........................              650,000              325,000

Terrapin & Co. .......................            2,170,000            1,085,000

Speedsail & Co. ......................               30,000               15,000

Polly & Co. ..........................               60,000               30,000

Bost & Co. ...........................              400,000              200,000

Bob & Co. ............................               85,000               42,500

Pitt & Co. ...........................              110,000               55,000

Link & Co. ...........................              235,000              117,500


                              PLAN OF DISTRIBUTION

     The Debentures and the Shares are being registered to permit public secondary trading of the Debentures and the Shares by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and the expenses of counsel and other advisors to holders of the Debentures or the Shares) in connection with the registration and sale of the Debentures and the Shares covered by this Prospectus.

     The Company anticipates that holders of Shares may sell all or a portion of the Shares from time to time on the NASDAQ National Market System, and may sell Debentures or Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or the over-the-counter market, as appropriate, at the times of such sales. Holders of Debentures or Shares may also make private sales directly or through such broker or brokers. Brokers participating in such transactions will receive customary brokerage commissions from sellers of Debentures or Shares. In effecting sales, brokers or dealers engaged by holders of Debentures or Shares may arrange for other brokers or dealers to participate. In connection with such sales, holders of Debentures or Shares and brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company does not intend to list the Debentures on any national securities exchange. It may be unlikely that a secondary market in the Debentures themselves (as opposed to the Shares) will develop.


                                  LEGAL MATTERS

     The legality of the Debentures and Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                                     EXPERTS

     The consolidated financial statements of Tops Appliance City, Inc. appearing in the Company's annual report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein (which contains an explanatory paragraph with respect to the uncertainty of the Company's ability to continue as a going concern as mentioned in note 1 to the consolidated financial statements), included therein and incorporated herein by reference. Such consolidated financial statements are incorporated hereby by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof.



                                    TABLE OF CONTENTS

                                                                       Page

Available Information                                                   3
Incorporation of
 Certain Documents
 by Reference                                                           4
Offering Summary                                                        6
The Company                                                             6
The Offering                                                            7
Risk Factors                                                            8
Use of Proceeds                                                        11
Exchanging Security                                                    12
  Holders
Plan of Distribution                                                   13
Legal Matters                                                          13
Experts                                                                13












                                 TOPS APPLIANCE
                                   CITY, INC.









                           $7,687,500 6 1/2% Convertible
                             Subordinated Debentures
                                    due 2003

                               4,392,857 Shares of
                                  Common Stock








                                 --------------

                                   PROSPECTUS
                                 --------------



                                 January  , 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                  Amount

Securities and Exchange Commission Registration Fee  $ 2,329.32
Printing and Engraving Expenses                            0.00
Accountants' Fees and Expenses                         2,000.00
Legal Fees and Expenses                                5,000.00
Miscellaneous                                            170.68
     Total                                           $ 9,500.00


Item 15.          Indemnification of Directors and Officers.

     The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Form S-1 Registration Statement No. 33-48326 is incorporated herein by reference.

Item 16.          Exhibits.

    Exhibit Number       Description of Document

(1) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed June 3, 1992, and amendments thereto, Registration No. 33-48326.

     4     Specimen of stock certificate for shares of Common
                   Stock.

(2) Attached to this Registration Statement:

             5 Form of Opinion of Greenbaum,  Rowe, Smith,  Ravin Davis & Himmel
            LLP - page II-8

       23.1  Consent of Ernst & Young LLP - Page II-7

       23.3 Consent of Greenbaum, Rowe, Smith, Ravin Davis & Himmel LLP (included in Exhibit 5)

         24 Power of Attorney - Page II-6

Item 17.          Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 10th day of December, 1997.

                                    TOPS APPLIANCE CITY, INC.


                                    By: /s/ Robert G. Gross, Chairman
                                       Robert G. Gross, Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                                            Title                          Date


/s/ Robert G. Gross                                  Chairman and                   December 10, 1997
Robert G. Gross                                      Director (Principal
                                                     Executive Officer)

/s/ Thomas L. Zambelli                               Senior Vice                    December 10, 1997
Thomas L. Zambelli                                   President, Secretary,
                                                     Director, and Chief Financial
                                                     Officer (Principal Financial
                                                     and Accounting Officer)

/s/ Leslie S. Turchin                                Director                       December  10, 1997
Leslie S. Turchin


/s/ Anthony L. Formica                               Director                       December 10, 1997
Anthony L. Formica


/s/ John H. Hollands                                 Director                       December 10, 1997
John H. Hollands




                                  EXHIBIT INDEX

Exhibit Number                      Description of Document                 Page

    5                      Form of Opinion of Greenbaum,
                           Rowe, Smith, Ravin Davis & Himmel LLP            II-8

   23.1                    Consent of Ernst & Young                         II-7

   23.3                    Consent of Greenbaum, Rowe, Smith,
                             Ravin, Davis & Himmel LLP (included in
                             Exhibit 5)

   24                      Power of Attorney                                II-6





                                      II-5

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Gross or Thomas L. Zambelli his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:



Signature                                            Title                          Date


/s/ Robert G. Gross                                  Chairman and                   December  10, 1997
Robert G. Gross                                      Director (Principal
                                                     Executive Officer)


/s/ Thomas L. Zambelli                               Senior Vice                    December 10, 1997
Thomas L. Zambelli                                   President, Secretary,
                                                     Director and Chief
                                                     Financial Officer (Principal
                                                     Financial and Accounting Officer)

/s/ Leslie S. Turchin                                Director                       December 10, 1997
Leslie S. Turchin


/s/ Anthony L. Formica                               Director                       December 10, 1997
Anthony L. Formica


/s/ John H. Hollands                                 Director                       December 10, 1997
John H. Hollands






                                  EXHIBIT 23.1
                        Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (Registration No. 33-00000) and related Prospectus of Tops Appliance City, Inc. for the registration of $7,687,500 aggregate principal amount of the Company's 6-1/2% Convertible Subordinated Debentures and 4,392,857 shares of its Common Stock and to the incorporation by reference therein of our report dated April 15, 1997 with respect to the consolidated financial statements and schedule of Tops Appliance City, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young, LLP
                                   -----------------------
                                   ERNST & YOUNG, LLP


MetroPark, New Jersey
January 9, 1998

                                    EXHIBIT 5

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988



                                 ________, 1998


Tops Appliance City, Inc.
45 Brunswick Avenue
Edison, New Jersey  08818

         Re:  Tops Appliance City, Inc.

Gentlemen:

     We have acted as counsel to Tops Appliance City, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (Registration No. 33- ), covering the registration of $7,687,500 6-1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") and 4,392,857 shares of common stock, no par value per share, (the "Common Stock") (the Debentures and the Common Stock are collectively the "Securities"). We have been asked to issue an opinion as to whether the Securities being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that:

     1. The Debentures being registered by the Company are legally issued, fully paid, non-assessable, and binding obligations of the Company.

     2. The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion, and when issued upon conversion in accordance with the terms of the Debentures, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                               Very truly yours,

                               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP